As filed with the Securities and Exchange Commission on ___________, 1997.
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CENTIGRAM COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)


          DELAWARE                                               94-2418021
----------------------------                                 -------------------
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)

                              91 East Tasman Drive
                               San Jose, CA 95134
                    (Address of principal executive offices)

                              --------------------

                             Stock Option Agreement
                            (Full title of the plans)

                              --------------------

                                  Robert Puette
                 Chief Executive Officer, President and Director
                      CENTIGRAM COMMUNICATIONS CORPORATION
                              91 East Tasman Drive
                               San Jose, CA 95134
                                 (408) 944-0250
            (Name, address and telephone number of agent for service)

                              --------------------

                                    Copy to:
                             Steven E. Bochner, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


================================================================================


                                            CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                      Proposed                  Proposed
 Title of                                             Maximum                   Maximum
Securities                   Amount                   Offering                  Aggregate                  Amount of
  to be                       to be                   Price Per                 Offering                 Registration
Registered                 Registered                 Share (1)                 Price(1)                      Fee

-----------------------------------------------------------------------------------------------------------------------

Common Stock                 350,000                  $17.00                    $5,950,000                 $1,803.03

-----------------------------------------------------------------------------------------------------------------------

(1)      Estimated in accordance  with Rule  457(h)(1) and 457(c) solely for the purpose of computing the amount of the registration  fee based on the prices of the Company's  Common Stock as reported on the Nasdaq National Market
         System on December 5, 1997.

========================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended February 1, 1997, May 3, 1997 and August 2, 1997.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (File No. 33-42039) as declared effective by the Commission on October 10, 1991, and any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys'
fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1      Form of Stock Option Agreement

         5.1      Opinion  of  counsel  as  to  legality  of  securities   being
                  registered

         23.1     Consent of Independent Auditors

         23.2     Consent of Counsel (contained in Exhibit 5.1)

         24.1     Power of Attorney


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar, as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this ninth day of December, 1997.

                      CENTIGRAM COMMUNICATIONS CORPORATION


                      By      /s/ Robert Puette
                              -----------------------------------------------
                              Robert Puette,
                              Chief Executive Officer, President and Director

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Puette his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

 Pursuant to the  requirements of the Securities Act of 1933, this  Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                     Title                                  Date
-----------------------------------------------   -----------------------------------             -----------------

/s/ Robert Puette                                 Chief Executive Officer, President              December 9, 1997
-----------------------------------------------   and Director (principal executive
Robert Puette                                     officer)

/s/ Dennis P. Wolf                                Senior Vice President and Chief
-----------------------------------------------   Financial Officer (principal financial
Dennis P. Wolf                                    officer)                                        December 9, 1997

/s/ Thomas E. Brunton                             Vice President and Controller                   December 9, 1997
-----------------------------------------------   (principal accounting officer)
Thomas E. Brunton


/s/ James F. Gibbons                              Director                                        December 9, 1997
-----------------------------------------------
James F. Gibbons

/s/ James H. Boyle                                Director                                        December 9, 1997
-----------------------------------------------
James H. Boyle

/s/ Dean O. Morton                                Director                                        December 9, 1997
-----------------------------------------------
Dean O. Morton

/s/ David Lee                                     Director                                        December 9, 1997
-----------------------------------------------
David Lee
